Exhibit 10.2

[NON-EMPLOYEE DIRECTOR GRANT]

RESTRICTED STOCK UNIT AGREEMENT

UNDER THE

LORAL SPACE & COMMUNICATIONS INC.

2005 STOCK INCENTIVE PLAN

THIS AGREEMENT (the “Agreement”) is made as of the 22nd day of May, 2012 (the “Grant Date”), by and between LORAL SPACE & COMMUNICATIONS INC. (the “Company”) and             (the “Grantee”).

W I T N E S S E T H :

WHEREAS, the Grantee is currently a non-employee member of the Board of Directors (the “Board”) of the Company and the Company desires to have him remain in such capacity and grant to him a notional interest in shares of the Company’s common stock, par value $0.01 per share (the “Stock”), in the form of restricted stock units, subject to certain restrictions and on the terms and conditions set forth herein so that he may have a direct proprietary interest in the Company’s success.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Grant of Restricted Stock Units. Subject to the restrictions, terms and conditions set forth herein and in the Company’s 2005 Stock Incentive Plan, as amended from time to time (the “Plan”), the Company hereby grants to the Grantee             restricted stock units (the restricted stock units granted hereunder are hereafter referred to as the “Restricted Stock Units”). Each Restricted Stock Unit shall represent the right to receive upon settlement (i) one share of the Stock or (ii) cash equal to the fair market value of one share of Stock on the settlement date, subject to the terms and conditions set forth herein. The determination as to whether the Restricted Stock Units are settled in Stock or cash shall be at the sole discretion of the Company. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

2. Satisfaction of Vesting Conditions.

(a) General. Except as provided in this Agreement, the Restricted Stock Units are subject to a substantial risk of forfeiture until vested as set forth in Section 2(b) and are not transferable.

(b) Vesting Schedule. The Restricted Stock Units shall vest as follows. Subject to earlier forfeiture as provided below, all of the Restricted Stock Units granted hereunder shall vest on the earlier of (i) the first anniversary of the Grant Date (or, if earlier, the date of the Company’s first regular annual meeting of stockholders held after the Grant Date); or (ii) the termination of the Grantee’s service as a director of the Company by reason of death or permanent disability (each such date, a “Vesting Date”), provided the Grantee has remained a member of the Board from the date hereof through the Vesting Date. If the Grantee’s membership on the Board is terminated for any reason prior the Vesting Date, the unvested portion of the Restricted Stock Units shall be forfeited by the Grantee without consideration.

3. Settlement of Restricted Stock Units.

(a) All outstanding vested Restricted Stock Units shall be settled on the earlier of (a) the date of the Grantee’s death, (b) the date the Grantee undergoes a Separation from Service (as defined below), and (c) the date of consummation of a 409A Change in Control (as defined below), (the first of (a), (b), and (c) to occur shall be the “Settlement Date”); provided, however, that to the extent that the Grantee is a “specified employee” within the meaning of Treasury Regulation 1.409A-1(i) any settlement of the Restricted Stock Units on account of the Grantee’s Separation from Service from the Company shall be delayed for such period of time as may be necessary to meet the requirements of Treasury Regulation Section 1.409A-3(i)(2) (the “Delay Period”) and on the first business day following the expiration of the Delay Period, all vested Restricted Stock Units shall be settled. On the Settlement Date, the Company shall deliver to the Grantee (or the Grantee’s estate in the event of Grantee’s death) (x) a certificate or certificates representing the number of shares of Stock equal to the number of vested Restricted Stock Units or (y) a lump sum payment of cash having a value equal to the fair market value of one share of Stock as of the Settlement Date multiplied by the number of vested Restricted Stock Units. The determination as to whether the Restricted Stock Units will be settled in Stock or cash shall be within the sole discretion of the Company.

(b) For purposes of this Agreement, a “Separation from Service” will be deemed to occur on the date as of which the Grantee has undergone a “separation from service” (as that term is specifically defined in Treas. Reg. §1.409A-1(h), applying the rules set forth therein) with the Loral Controlled Group (as defined below); provided, however, that to the extent that the Grantee becomes employed with Loral or any member of the Loral Controlled Group the Grantee will be deemed to undergo a termination of employment on the date that such Grantee’s level of bona fide services performed decreases to a level less than 50 percent of the average level of services performed by the Grantee during the immediately preceding 36-month period. For purposes of this Agreement the Loral Controlled Group means Loral and all persons and entities with respect to which Loral would be considered a single employer under Code §414(b) and (c), provided, however, that in applying Code §1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations and in applying Treas. Reg. §1.414(c)-2 for purposes of determining trades or businesses that are under common control, as provided in Treas. Reg. §1.409A-1(h)(3), the language “at least 80 percent” is used, instead of the default language “at least 50 percent” as set forth in Treas. Reg. §1.409A-1(h)(3), each place it appears.

(c) For purposes of this Agreement, a “409A Change in Control” shall mean a Change in Control that also constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

4. Dividends and Dividend Equivalents. No dividends or dividend equivalents shall accrue or be paid with respect to any outstanding Restricted Stock Units.

5. Rights of Stockholder. The Grantee will not have any rights as a Stockholder with respect to any Restricted Stock Units unless and until the Restricted Stock Units are settled in shares of Stock and Grantee becomes the holder of record of such shares.

6. No Right to Continued Board Membership. This Agreement does not confer upon the Grantee any right to continuance of membership on the Board, nor shall it interfere in any way with the right of the Company to terminate his Board membership at any time.

7. Transferability. The Restricted Stock Units may not, at any time prior to settlement, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable.

8. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company at its New York office and all notices or communications by the Company to the Grantee may be given to the Grantee personally or may be mailed to the Grantee’s home address as reflected on the books of the Company.

9. Arbitration. All disputes between the parties arising out of, or in connection with the validity, interpretation, construction, meaning or execution of the Plan or of this Agreement or any settlement thereof, shall be finally settled by arbitration to be held in New York City and conducted in accordance with the Rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

10. Governing Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of Delaware, without giving effect to the principles of conflicts of law.

11. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

* * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

LORAL SPACE & COMMUNICATIONS INC.

By:
Name: Michael B. Targoff
Title: Vice Chairman, Chief Executive Officer and President

Grantee:

Mailing Address of Grantee for Delivery of Stock Certificates:

Phone Number of Grantee:

Email Address of Grantee:

Social Security No.: -- --

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